EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ASP Isotopes Inc. on Form S-8 to be filed on or about May 20, 2026 of our report dated April 9, 2026, on our audits of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 10, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP Iselin, New Jersey May 20, 2026